UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2008 (August 29, 2008)
REPLIDYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52082	84-1568247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 Infinite Drive,		80027
Louisville, Colorado		(Zip Code)
(Address of principal executive offices)
303-996-5500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 13, 2008, Replidyne, Inc. (the “Company”) was served with a Demand for Arbitration (the “Demand”) from MEDA Manufacturing GmbH (f/k/a Tropon GmbH) (“MEDA”) alleging that the Company breached certain of its obligations under the Supply Agreement, dated April 4, 2005, between the Company and MEDA (the “Supply Agreement”). The Demand was further amended on July 3, 2008 (the “Amended Demand”).
On August 29, 2008, the Company and MEDA reached a settlement and mutual release agreement (the “Settlement Agreement”) under which the Company has agreed to pay MEDA €1, 400,000 (approximately $2.1 million at August 29, 2008) in full satisfaction of the claims set forth in the Amended Demand. Concurrent with the execution of the Settlement Agreement and in accordance with the terms of the Supply Agreement, the Company also paid MEDA €1,700,000 (approximately $2.5 million at August 29, 2008) with respect to the decontamination of its facility that had been used for the production of faropenem medoxomil-based drugs under the Supply Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIDYNE, INC.
Dated: September 3, 2008	By:	/s/ Mark L. Smith
Mark L. Smith
Chief Financial Officer Principal Accounting Officer